Exhibit 10.2

FORM OF

EMPLOYEE MATTERS AGREEMENT

between

CONAGRA FOODS, INC.

and

LAMB WESTON HOLDINGS, INC.

Dated as of [                 , 2016]

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-ii-

SCHEDULES AND EXHIBITS

Schedule 2.5: Collective Bargaining Agreements

Schedule 5.4: Employment Agreements

Schedule 6.1(b): ConAgra Welfare Plans

Schedule 7.1(a): ConAgra Pension Plans

Schedule 8.1(a): ConAgra 401(k) Plans

Schedule 9.1(a): ConAgra NQDC Plans

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EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of [                 , 2016] (this “Employee Matters Agreement”), between ConAgra Foods, Inc., a Delaware corporation (“ConAgra”), and Lamb Weston Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of ConAgra (“SpinCo” or “Lamb Weston”).

RECITALS

A. The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which ConAgra intends to distribute to its stockholders, on a pro rata basis and without consideration, all the outstanding shares of common stock, par value $1.00 per share, of Lamb Weston then owned by ConAgra (the “Distribution”).

B. The parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of ConAgra and Lamb Weston and their Subsidiaries.

C. This Employee Matters Agreement incorporates by reference the agreement of the parties with regard to certain services to be performed by the parties following the Distribution, which agreement was originally set forth in the Transition Services Agreement, effective as of the date hereof.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“162(m) Award” means a ConAgra Performance Share Award that was intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the applicable regulations thereunder.

“2008 Performance Share Plan” means the ConAgra Foods, Inc. 2008 Performance Share Plan.

“Adjusted ConAgra 2015-2017 162(m) Performance Share Award” means a performance share award with respect to ConAgra Common Stock relating to ConAgra Performance Share Awards relating to fiscal years 2015-2017 that is a 162(m) Award held by ConAgra Participants described in Section 10.1(a)(iii)(A)(3).

“Adjusted ConAgra 2015-2017 Non-162(m) Performance Share Award” means a performance share award with respect to ConAgra Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2015-2017 that is not a 162(m) Award held by ConAgra Participants described in Section 10.1(a)(iii)(A)(1).

“Adjusted ConAgra 2016-2018 Performance Share Award” means a performance share award with respect to ConAgra Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2016-2018 held by ConAgra Participants described in Section 10.1(a)(iii)(B).

“Adjusted ConAgra 2017-2019 Performance Share Award” means a performance share award with respect to ConAgra Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2017-2019 held by ConAgra Participants described in Section 10.1(a)(iii)(B).

“Adjusted ConAgra Equity Award” means each Adjusted ConAgra Option, Adjusted ConAgra RSU, and Adjusted ConAgra Performance Share Award.

“Adjusted ConAgra Options” means an option to acquire ConAgra Common Stock relating to a ConAgra Option described in Section 10.1(a)(i)(A).

“Adjusted ConAgra Performance Share Awards” means each Adjusted ConAgra 2015-2017 162(m) Performance Share Award, Adjusted ConAgra 2015-2017 Non-162(m) Performance Share Award, Adjusted ConAgra 2016-2018 Performance Share Award, and Adjusted ConAgra 2017-2019 Performance Share Award.

“Adjusted ConAgra RSUs” means a restricted stock unit award with respect to ConAgra Common Stock relating to ConAgra RSUs described in Section 10.1(a)(ii)(A).

“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually commences employment with the ConAgra Group or the LW Group (as applicable).

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees in the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no ConAgra Equity Award, nor any plan under which any such ConAgra Equity Award is granted, will constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Benefit Plan for purposes hereof.

“COBRA” means the continuation coverage requirements under Code Section 4980B and ERISA Sections 601-608.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, labor agreement, pension or other written agreement to which ConAgra, SpinCo, or any of their respective direct or indirect Subsidiaries is a party to.

“ConAgra 401(k) Plans” has the meaning set forth in Section 8.1(a).

“ConAgra Annual Incentive Plans” has the meaning set forth in Section 5.3.

“ConAgra Director” means each individual who is a non-employee member of the ConAgra Board and is not a member of the Board of Directors of SpinCo, in each case, as of the close of business on the Distribution Date.

“ConAgra Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the ConAgra Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). ConAgra Employees also include ConAgra Transferees, effective as of the Applicable Transfer Date.

“ConAgra Equity Award” means each ConAgra Option, ConAgra RSU, and ConAgra Performance Share Award.

“ConAgra Equity Plans” means the ConAgra Foods 2006 Stock Plan, the ConAgra Foods 2009 Stock Plan, and the ConAgra Foods 2014 Stock Plan.

“ConAgra Non-U.S. Plans” means the Non-U.S. Plans sponsored or maintained by a member of the ConAgra Group.

“ConAgra NQDC Plans” has the meaning set forth in Section 9.1(a).

“ConAgra Options” means an option to acquire shares of ConAgra Common Stock granted by ConAgra under a ConAgra Equity Plan prior to the Distribution Date.

“ConAgra Participant” means any ConAgra Employee, Former ConAgra Employee, Former LW Business Employee, or ConAgra Director who immediately prior to the Distribution holds ConAgra Equity Awards, or a beneficiary, dependent or alternate payee of such person.

“ConAgra Pension Plans” has the meaning set forth in Section 7.1(a).

“ConAgra Performance Share Awards” means an award of performance shares with respect to shares of ConAgra Common Stock granted by ConAgra under a ConAgra Equity Plan prior to the Distribution Date.

“ConAgra Plans” means (i) the ConAgra Pension Plans, the ConAgra 401(k) Plans, the ConAgra Welfare Plans, and the ConAgra Retiree Welfare Plans, and (ii) any other Benefit Plan that, as of the close of business on the day before the Distribution Date, is sponsored or maintained solely by any member of the ConAgra Group. For the avoidance of doubt, no member of the ConAgra Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to Lamb Weston any reimbursement in respect of such Benefit Plan.

“ConAgra Retiree Welfare Plans” has the meaning set forth in Section 6.1(a).

“ConAgra RSUs” means a time-based restricted stock unit award granted by ConAgra under a ConAgra Equity Plan prior to the Distribution Date.

“ConAgra Transferees” means the Delayed Transfer Employees who transfer from the LW Group to the ConAgra Group.

“ConAgra Welfare Plans” has the meaning set forth in Section 6.1(b).

“Delayed Transfer Employee” has the meaning set forth in Section 2.4(b).

“Distribution” has the meaning set forth in the Recitals.

“Employee Matters Agreement” has the meaning set forth in the preamble.

“Employment Agreement” means any individual employment, retention, consulting, change in control, split dollar life insurance, sale bonus, incentive bonus, severance or other individual compensatory agreement between any current or former employee and ConAgra or any of its Affiliates.

“EPS Goal” has the meaning set forth in Section 10.1(a)(iii)(A)(3).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former ConAgra Employee” means any individual who (i) on or before the close of business on the Distribution Date retired or otherwise separated from service from ConAgra and its Affiliates, and (ii) is not a Former LW Business Employee.

“Former LW Business Employee” means any individual (a) who on or before the Distribution Date retired or otherwise separated from service from the ConAgra Group or the LW Group, and (b) (i) who immediately before his or her retirement or other separation from service with the ConAgra Group or the LW Group was substantially dedicated to the LW Business, or (ii) whose last day worked with the ConAgra Group or the LW Group was with the LW Business or a LW Entity.

“Hourly LW Employees” has the meaning set forth in Section 7.1(b).

“Human Resources Committee” means the Human Resources Committee of the Board of Directors of ConAgra.

“Joint Withdrawal Liability” has the meaning set forth in Section 7.3.

“LW 2015-2017 Performance Share Award” means a performance share award with respect to SpinCo Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2015-2017 held by LW Participants described in Section 10.1(a)(iii)(A)(2).

“LW 2016-2018 Performance Share Award” means a performance share award with respect to SpinCo Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2016-2018 held by LW Participants described in Section 10.1(a)(iii)(C).

“LW 2017-2019 Performance Share Award” means a performance share award with respect to SpinCo Common Stock relating to ConAgra Performance Share Awards with a performance period relating to fiscal years 2017-2019 held by LW Participants described in Section 10.1(a)(iii)(C).

“LW Annual Incentive Plans” has the meaning set forth in Section 5.3.

“LW Contributions” has the meaning set forth in Section 7.3.

“LW Director” means each individual who, as of the close of business on the Distribution Date, is a non-employee member of the Board of Directors of SpinCo.

“LW Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a LW Entity (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). LW Employees also include LW Transferees, effective as of the Applicable Transfer Date.

“LW Employment Agreement” has the meaning set forth in Section 5.4.

“LW Equity Award” means each LW Option, LW RSU, and LW Performance Share Award.

“LW Equity Plans” has the meaning set forth in Section 10.1(c).

“LW Non-U.S. Plan” means any Non-U.S. Plan sponsored or maintained by a member of the LW Group.

“LW Options” means an option to acquire SpinCo Common Stock relating to a ConAgra Option granted by Lamb Weston as of the Distribution under a LW Equity Plan pursuant to Section 10.1(a)(i)(B).

“LW Participant” means any LW Employee or LW Director who immediately prior to the Distribution holds ConAgra Equity Awards, or a beneficiary, dependent or alternate payee of such person.

“LW Performance Share Awards” means each LW 2015-2017 Performance Share Award, LW 2016-2018 Performance Share Award and LW 2017-2019 Performance Share Award.

“LW Plans” means (i) the LW Spinoff Pension Plans, the LW Spinoff 401(k) Plans, and the LW Spinoff Welfare Plans and (ii) any Benefit Plan sponsored or maintained by any member of the LW Group. For the avoidance of doubt, no member of the LW Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to ConAgra any reimbursement in respect of such Benefit Plan.

“LW Retirees” has the meaning set forth in Section 6.1(a).

“LW RSUs” means restricted stock unit award with respect to SpinCo Common Stock granted by Lamb Weston as described in Section 10.1(a)(ii)(B).

“LW Share” has the meaning set forth in Section 7.3.

“LW Share Price” means the average of the volume weighted average price per share of SpinCo Common Stock on the NYSE (as traded on the “regular way” market), calculated to four decimal places (as reported by Bloomberg L.P. or any successor thereto) and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, on each of the five consecutive trading days starting with the first full trading date immediately following the Distribution Date.

“LW Spinoff 401(k) Plan” has the meaning set forth in Section 8.1(a).

“LW Spinoff NQDC Plans” has the meaning set forth in Section 9.1(a).

“LW Spinoff Pension Plan” has the meaning set forth in Section 7.1(b).

“LW Spinoff Welfare Plans” has the meaning set forth in Section 6.1(b).

“LW Transferees” means the Delayed Transfer Employees who transfer from the ConAgra Group to the LW Group.

“LW Welfare Claims” has the meaning set forth in Section 6.1(c).

“Multiemployer Plan” has the meaning set forth in Section 7.3.

“Non-U.S. LW Employee” means each LW Employee whose employment is based outside of the United States.

“Non-U.S. Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees outside of the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no ConAgra Equity Award, nor any plan under which any such ConAgra Equity Award is granted, will constitute a “Non-U.S. Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Non-U.S. Plan for purposes hereof.

“NYSE” means the New York Stock Exchange.

“Option Exercise Price” means the pre-adjustment exercise price of the applicable ConAgra Option.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plans.

“Post-Distribution ConAgra Share Price” means the average of the volume weighted average price per share of ConAgra Common Stock on NYSE (as traded on the “regular way” market), calculated to four decimal places (as reported by Bloomberg L.P. or any successor thereto) and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, on each of the five consecutive trading days starting with the first full trading date immediately following the Distribution Date.

“Pre-Distribution Action” means a Third-Party Claim with respect to a ConAgra Employee, Former ConAgra Employee, LW Employee, or Former LW Business Employee that arises from an act, omission, or event that occurred prior to the Distribution.

“Pre-Distribution ConAgra Share Price” means the average of the volume weighted average price per share of ConAgra Common Stock on NYSE (as traded on the “regular way” market), calculated to four decimal places (as reported by Bloomberg L.P. or any successor thereto) and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, on each of the five consecutive trading days ending with the second complete trading day immediately prior to the Distribution Date.

“Separation Agreement” has the meaning set forth in the Recitals.

“Transferred Leave” has the meaning set forth in Section 5.2.

“Vendor Contract” has the meaning set forth in Section 14.1.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation, dependent care reimbursements, or other group welfare or fringe benefits or is otherwise an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

Section 1.2 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement, including the following, will have the meanings ascribed to them in the Separation Agreement:

•	Action

•	Affiliate

•	ConAgra Board

•	ConAgra Common Stock

•	ConAgra Group

•	Distribution Date

•	Excluded Liabilities

•	Governmental Authority

•	Law

•	Liability

•	LW Business

•	LW Entities

•	LW Group

•	LW Liabilities

•	Person

•	SpinCo Common Stock

•	Subsidiary

•	Tax

•	Tax Sharing Agreement

•	Third-Party Claim

•	Transaction Documents

•	Transition Services Agreement

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1 ConAgra Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the ConAgra Group will be solely responsible for (a) all employment, compensation and employee benefits Liabilities relating to ConAgra Employees and Former ConAgra Employees, (b) all Liabilities arising under each ConAgra Plan, and (c) any other Liabilities expressly assigned or allocated to a member of the ConAgra Group under this Employee Matters Agreement.

Section 2.2 LW Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the LW Group will be solely responsible for (a) all employment, compensation and employee benefits Liabilities relating to LW Employees and Former LW Business Employees, (b) all Liabilities arising under each LW Plan, and (c) any other Liabilities expressly assigned or allocated to a member of the LW Group under this Employee Matters Agreement.

Section 2.3 ConAgra Plans/LW Plans.

(a) Except as otherwise provided herein or in the Transition Services Agreement, effective as of the Distribution Date, the ConAgra Group will be exclusively responsible for administering each ConAgra Plan and ConAgra Non-U.S. Plan in accordance with its terms and for all obligations and Liabilities with respect to, and all benefits owed to participants in, the ConAgra Plans and the ConAgra Non-U.S. Plans, whether arising before, on or after the Distribution Date.

(b) Except as otherwise provided herein or in the Transition Services Agreement, effective as of the Distribution Date the LW Group will be exclusively responsible for administering each LW Plan and LW Non-U.S. Plan in accordance with its terms and for all obligations and Liabilities with respect to, and all benefits owed to participants in, the LW Plans and the LW Non-U.S. Plans, whether arising before, on or after the Distribution Date.

Section 2.4 Employee Transfers.

(a) ConAgra will or will cause employees of the ConAgra Group who are designated by ConAgra to transfer employment to Lamb Weston or the appropriate member of the LW Group prior to the Distribution Date.

(b) Upon mutual agreement of ConAgra and Lamb Weston, any employee whose employment transfers within six months after the Distribution Date from the ConAgra Group to the LW Group or from the LW Group to the ConAgra Group because such employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date and who was continuously employed by a member of the ConAgra Group or the LW Group (as applicable) from the Distribution Date through the date such employee commences employment with a member of the ConAgra Group or LW Group (as applicable) will be a “Delayed Transfer Employee”; provided, however, that no employee of either Group who is covered by a Collective Bargaining Agreement at the time such employee transfers to the other Group will be a Delayed Transfer Employee. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee occurs on or before the date that is six months after the Distribution Date.

Section 2.5 Collective Bargaining Agreements. Effective as of the Distribution Date, (i) ConAgra or a member of the ConAgra Group will retain each Collective Bargaining Agreement then in effect covering any ConAgra Employee and will retain all liabilities arising prior to the Distribution Date and assume all liabilities arising after the Distribution Date under each such Collective Bargaining Agreement and (ii) Lamb Weston or a member of the LW Group will retain or assume each Collective Bargaining Agreement then in effect covering any LW Employee including, but not limited to, the Collective Bargaining Agreements set forth on Schedule 2.5 and will retain all liabilities arising prior to the Distribution Date and assume all liabilities arising after the Distribution Date under each such Collective Bargaining Agreement.

ARTICLE III

NON-U.S. EMPLOYEE TRANSFERS AND BENEFIT PLANS

Section 3.1 Non-U.S. Plans. Effective as of the Distribution Date, (i) ConAgra or a member of the ConAgra Group will retain each ConAgra Non-U.S. Plan and (ii) Lamb Weston or a member of the LW Group will retain or assume each LW Non-U.S. Plan. To the extent that the applicable Law of any jurisdiction requires that all or a portion of any ConAgra Non-U.S. Plan be assumed or retained by a member of the LW Group in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Transaction Documents, Lamb Weston will cause the LW Group to assume or retain such ConAgra Non-U.S. Plans.

Section 3.2 Non-U.S. Employees. Notwithstanding anything to the contrary contained in this Employee Matters Agreement, any employee who is employed by a member of the ConAgra Group in a non-US jurisdiction immediately prior to the Distribution, and who is required by applicable Law to transfer to a member of the LW Group in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Transaction Documents, will transfer automatically on the Distribution Date to SpinCo or a member of the LW Group in accordance with such applicable Law and will be deemed to be a LW Employee and a Non-U.S. LW Employee for purposes of this Employee Matters Agreement. Notwithstanding anything to the contrary herein, the following terms will apply to all Non-U.S. LW Employees:

(a) To the extent that (i) the applicable Law of any jurisdiction, (ii) any applicable Collective Bargaining Agreement or other applicable agreement with a works council or economic committee, or (iii) any applicable employment agreement would require SpinCo or its Affiliates (including a member of the LW Group) to provide any terms of employment to any Non-U.S. LW Employee that are more favorable than those otherwise provided for in this Employee Matters Agreement in connection with the Distribution of the LW Business to SpinCo, then SpinCo will cause the LW Group to provide such Non-U.S. LW Employee with such more favorable terms. SpinCo will be responsible for liabilities for, and will cause the LW Group to provide all compensation or benefits (whether statutory, contractual or otherwise) to each Non-U.S. LW Employee arising from or related to the transactions contemplated by this Employee Matters Agreement, the Separation Agreement, or the other Transaction Documents, or the related transfer of the employee to SpinCo or a member of the LW Group.

(b) ConAgra and SpinCo agree that to the extent provided under the applicable Laws of certain foreign jurisdictions, (i) any employment agreements between ConAgra and its Affiliates, on the one hand, and any Non-U.S. LW Employee, on the other hand, and (ii) any Collective Bargaining Agreements applicable to the Non-U.S. LW Employees in such jurisdictions, will in each case have effect after the Distribution as if originally made between the LW Group and the other parties to such employment agreement or Collective Bargaining Agreement.

ARTICLE IV

SERVICE CREDIT

Section 4.1 Service Credit for Employee Transfers. Subject to the terms of any applicable Collective Bargaining Agreement, the Benefit Plans will provide the following service crediting rules effective as of the Distribution Date:

(a) From and after the Distribution Date Lamb Weston will, and will cause its Affiliates (including the members of the LW Group) and successors to, provide credit under the LW Plans to each LW Employee for service with the ConAgra Group (including, prior to the Distribution, the LW Group) prior to the Distribution Date for purposes of eligibility, vesting, and benefit accrual under the appropriate LW Plans in which the LW Employee is otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both the ConAgra Plans and the LW Plans.

(b) A Delayed Transfer Employee’s service with the ConAgra Group or the LW Group (as applicable) following the Distribution will be recognized for purposes of eligibility, vesting and benefit accrual under the appropriate ConAgra Plans or LW Plans as appropriate in which they are otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both the ConAgra Plans and the LW Plans.

(c) Except as provided in Section 4.1(b), with respect to an employee hired by the ConAgra Group or the LW Group after the Distribution Date, the Benefit Plans of the ConAgra Group for employees hired by the ConAgra Group or the LW Group for employees hired by the LW Group will not recognize such employee’s service with the LW Group for employees hired by the ConAgra Group or the ConAgra Group for employees hired by the LW Group unless required by Law or an applicable Collective Bargaining Agreement.

ARTICLE V

LITIGATION AND COMPENSATION

Section 5.1 Employee-Related Litigation. Notwithstanding any provision of this Employee Matters Agreement to the contrary, Liability with respect to any Pre-Distribution Action: (a) will be a LW Liability under the Separation Agreement to the extent asserted by, or arising from or relating primarily to the employment of, LW Employee(s) and/or Former LW Business Employee(s); and (b) will be an Excluded Liability under the Separation Agreement to the extent asserted by, or arising from or relating primarily to the employment of, ConAgra Employee(s) and/or Former ConAgra Employee(s). For the avoidance of doubt, a Pre-Distribution Action will be subject to Article IV of the Separation Agreement.

Section 5.2 Paid Leave. Subject to the terms of any applicable Collective Bargaining Agreement and except to the extent not permitted by applicable Law, ConAgra and SpinCo will cause the LW Group to credit each LW Employee with the amount of accrued and unpaid hours of paid leave, which may include, but is not limited to, vacation, personal days, occasional days, floating holidays and sick leave (together, the “Transferred Leave”) applicable to such LW Employee as of the Distribution Date, or the Applicable Transfer Date. Subject to the terms of any applicable Collective Bargaining Agreement and except to the extent not permitted by applicable Law, the ConAgra Group will retain responsibility for accrued but unpaid hours of paid leave, which may include, but is not limited to, vacation, personal days, occasional days, floating holidays and sick leave attributable to ConAgra Employees as of the Distribution Date, or the Applicable Transfer Date. Notwithstanding the foregoing, in any jurisdiction where payment of the value of accrued but unused paid leave to LW Employees is required by applicable Law as of the Distribution Date (a) ConAgra will pay, or cause to be paid, all Transferred Leave as soon as reasonably practicable after the Distribution Date and (b) Lamb Weston will promptly, but in no event more than 30 days after being notified by ConAgra, reimburse ConAgra in respect of such payment.

Section 5.3 Annual Cash Incentives. The ConAgra Group maintains annual incentive plans for eligible employees of the ConAgra Group (such plans, the “ConAgra Annual Incentive Plans”), and the LW Group maintains annual incentive plans for eligible employees of the LW Group (such plans, the “LW Annual Incentive Plans”). The ConAgra Group will be responsible for any payments owed under the ConAgra Annual Incentive Plans and the LW Group will be responsible for any payments owed under the LW Annual Incentive Plans, provided that if any LW Employees or Former LW Business Employees are owed amounts under the ConAgra Annual Incentive Plan for fiscal year 2017, the LW Group will pay and be responsible for such payments and if any ConAgra Employees or Former ConAgra Employees are owed amounts under the LW Annual Incentive Plans for fiscal year 2017, the ConAgra Group will pay and be responsible for such payments.

Section 5.4 Employment Agreements. Effective as of the Distribution, Lamb Weston or a member of the LW Group will assume and be solely responsible for any Employment Agreement to which a LW Employee or a Former LW Business Employee is a party (a “LW Employment Agreement”), including, but not limited to, the agreements listed on Schedule 5.4, and the ConAgra Group will have no liabilities with respect thereto. Notwithstanding any provision to the contrary, (a) the LW Employment Agreements will be the responsibility of one or more members of the LW Group following the Distribution Date; and (b) ConAgra will retain and be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, any Employment Agreement that is not a LW Employment Agreement.

ARTICLE VI

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 6.1 LW Spinoff Welfare Plans.

(a) The ConAgra Group and the ConAgra Plans that are Welfare Plans providing retiree medical benefits to Former LW Business Employees and Former ConAgra Employees (such plans, the “ConAgra Retiree Welfare Plans”) will retain responsibility for providing retiree medical benefits to Former LW Business Employees who, as of the Distribution Date, are enrolled in the retiree medical benefits of the ConAgra Retiree Welfare Plans or are eligible and have elected to participate in the retiree medical benefits of the ConAgra Retiree Welfare Plans (“LW Retirees”), and the ConAgra Group and ConAgra Retiree Welfare Plans will remain responsible for all claims incurred by such LW Retirees under the ConAgra Retiree Welfare Plans (whether incurred before, on, or after the Distribution Date). The ConAgra Group and the ConAgra Retiree Welfare Plans will retain responsibility for providing the applicable benefits under the ConAgra Retiree Welfare Plans to Former ConAgra Employees and ConAgra Employees.

(b) Except as otherwise provided in the Transition Services Agreement, effective not later than the Distribution Date, Lamb Weston or a member of the LW Group will establish certain plans that are group health or welfare benefit plans (such plans, the “LW Spinoff Welfare Plans”), which have terms and features (including benefit coverage options, employer contribution provisions, but excluding retiree medical benefits) that are substantially similar to the corresponding ConAgra Plans listed on Schedule 6.1(b), (such ConAgra Plans, the “ConAgra Welfare Plans”) such that (for the avoidance of doubt) each ConAgra Welfare Plan is substantially replicated by a corresponding LW Spinoff Welfare Plan. Except as set forth in the Transition Services Agreement, from and after the Distribution Date or Applicable Transfer Date, Lamb Weston will cause each LW Spinoff Welfare Plan to cover those LW Employees and their Plan Payees who immediately prior to the Distribution Date or Applicable Transfer Date were participating in, or entitled to present or future benefits under, the corresponding ConAgra Welfare Plan.

(c) Except as otherwise provided in the Transition Services Agreement and Section 6.1(a), the LW Group and the LW Spinoff Welfare Plans will be solely responsible for all claims incurred by LW Employees, Former LW Business Employees and their Plan Payees under the LW Spinoff Welfare Plans and ConAgra Welfare Plans (“LW Welfare Claims”) before, on and after the Distribution Date or Applicable Transfer Date, but only to the extent such claims are not otherwise payable under an insurance policy held by the ConAgra Group. To the extent any LW Welfare Claims are payable under an insurance policy held by the ConAgra Group, ConAgra will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. Effective as of the Distribution Date or Applicable

Transfer Date, ConAgra will cause LW Employees and their Plan Payees to cease to be covered by the ConAgra Welfare Plans, except as otherwise provided in the Transition Services Agreement. The ConAgra Group and the ConAgra Welfare Plans will remain solely responsible for all claims incurred by ConAgra Employees, Former ConAgra Employees and their Plan Payees, whether incurred before, on, or after the Distribution Date.

(d) For purposes of this Section 6.1, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

Section 6.2 Continuation of Elections. Except as otherwise provided in the Transition Services Agreement, as of the Distribution Date, or Applicable Transfer Date, Lamb Weston will cause the LW Spinoff Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to the LW Employees and Former LW Business Employees prior to the effective date of the LW Spinoff Welfare Plans or, if later, the Applicable Transfer Date, under the corresponding ConAgra Welfare Plans, to the extent such elections and designations and orders are applicable to such LW Spinoff Welfare Plan, and apply and maintain in force comparable elections and designations and orders under the LW Spinoff Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.

Section 6.3 Deductibles and Preexisting Conditions. Except as otherwise provided in the Transition Services Agreement, as of the Distribution Date, or Applicable Transfer Date, Lamb Weston will cause the LW Spinoff Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to LW Employees under the corresponding ConAgra Welfare Plan during the plan year in which the effective date of the LW Spinoff Welfare Plans occurs or, if later, the Applicable Transfer Date occurs, and the LW Spinoff Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding ConAgra Welfare Plan prior to the effective date of the LW Spinoff Welfare Plans or, if later, the Applicable Transfer Date.

Section 6.4 Workers’ Compensation. The LW Group will be solely responsible (or cause the applicable member of the LW Group to assume and be solely responsible) for all claims for workers’ compensation benefits and will assume any related workers’ compensation Liabilities, in each case, with respect to each LW Employee and Former LW Business Employee whether arising before, at or after the Distribution; provided, however, that if applicable Law does not permit the LW Group to provide such benefits with respect to injuries or illnesses that arose prior to the Distribution Date, ConAgra will be responsible for providing such benefits and Lamb Weston will promptly, but in no event more than 30 days after being notified by ConAgra, reimburse ConAgra in respect of any such benefits provided and indemnify ConAgra and its Affiliates for all Liabilities incurred in connection with the administration of such benefits. The ConAgra Group will be solely responsible for all workers’ compensation benefits with respect to ConAgra Employees and Former ConAgra Employees, regardless of when such claims arose.

Section 6.5 COBRA. Except as otherwise provided in the Transition Services Agreement, effective as of the Distribution Date or Applicable Transfer Date, Lamb Weston or a member of the LW Group will assume or will cause the LW Spinoff Welfare Plans to assume sole responsibility for compliance with COBRA after the Distribution Date or Applicable Transfer Date for all LW Employees, Former LW Business Employees (other than LW Retirees) and their “qualified beneficiaries” for whom a “qualifying event” occurs before, on or after the Distribution Date or the Applicable Transfer Date; provided, however, that ConAgra or a member of the ConAgra Group will be responsible for furnishing any election notice required under COBRA to any LW Transferee. ConAgra, the ConAgra Group, or a ConAgra Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Distribution Date or Applicable Transfer Date for all ConAgra Employees, Former ConAgra Employees, LW Retirees and their “qualified beneficiaries”; provided, however, that Lamb Weston or a member of the LW Group will be responsible for furnishing any election notice required under COBRA to any ConAgra Transferee. The terms “qualified beneficiaries” and “qualifying event” will have the meanings given to them under Code Section 4980B and ERISA Sections 601-608. For the avoidance of doubt, Section 6.1 will govern whether the LW Spinoff Welfare Plans or ConAgra Welfare Plans are responsible for claims incurred by LW Employees, Former LW Business Employees or their qualified beneficiaries, while receiving continuation coverage under COBRA.

ARTICLE VII

TAX-QUALIFIED DEFINED BENEFIT PLANS

Section 7.1 U.S. Pension Plans.

(a) From and after the Distribution Date, ConAgra and the ConAgra Group will retain all assets and Liabilities under the Benefit Plans that are defined benefit plans listed on Schedule 7.1(a) (the “ConAgra Pension Plans”). Effective as of the Distribution Date, each LW Employee will cease active participation in, and each LW Employee’s service and benefit accruals will cease accruing under, the ConAgra Pension Plans.

(b) Effective as of the Distribution Date, the LW Group has established and adopted a defined benefit plan that is intended to qualify under Code Section 401(a), along with a related master trust that is exempt under Code Section 501(a) (such plan and trust, collectively, the “LW Spinoff Pension Plan”) under which each LW Employee who is a production-based employee and paid on an hourly basis (whether or not covered by one or more of the Collective Bargaining Agreements, but excluding corporate support staff who are paid on an hourly basis) (the “Hourly LW Employees”) will (i) receive credit for his or her service with any member of the ConAgra Group and any of their respective predecessors and (ii) will be provided benefits and other terms and conditions regarding vesting, eligibility to participate, and receipt of benefits that are the same as those contained in the applicable ConAgra Pension Plans such that, in each case, (x) the benefit received by each such Hourly LW Employee covered by a Collective Bargaining Agreement will be no less favorable than the benefit required to be provided to such Hourly LW Employee under the terms of such Collective Bargaining Agreement and (y) the benefit received by each such Hourly LW Employee, when added together with the benefit received by such Hourly LW Employee under the applicable ConAgra Pension Plan, will be no less favorable than the benefit such Hourly LW Employee would have become entitled to receive under the terms of the applicable ConAgra Pension Plan had such Hourly LW Employee remained employed by a member of the ConAgra Group and received his or her entire pension benefit under the applicable ConAgra Pension Plan as in effect on the Distribution Date. Except as set forth in the Transition Services Agreement, Lamb Weston or a member of the LW Group is solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the LW Spinoff Pension Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the LW Spinoff Pension Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(c) From and after the Distribution Date, ConAgra and the members of the ConAgra Group are solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the ConAgra Pension Plans, whether accrued before, on or after the Distribution Date and Lamb Weston and the members of the LW Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the LW Spinoff Pension Plan. Nothing in this Employee Matters Agreement prohibits the ConAgra Group or the LW Group from amending or terminating the ConAgra Pension Plans or the LW Spinoff Pension Plans, respectively, at any time. The LW Group may change or discontinue the benefits described in Section 7.1(b) at any time after the Distribution Date, subject to their collective bargaining obligations.

Section 7.2 Continuation of Elections. As of the Distribution Date, Lamb Weston (acting directly or through a member of the LW Group) will cause the LW Spinoff Pension Plan to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to the Hourly LW Employees and their respective Plan Payees under the corresponding ConAgra Pension Plan.

Section 7.3 Multiemployer Plan. If any member of the ConAgra Group incurs liability due to a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from The Western Conference of Teamsters Pension Plan (the “Multiemployer Plan”) and such withdrawal liability assessed against any member of the ConAgra Group by the Multiemployer Plan (such aggregate withdrawal liability, the “Joint Withdrawal Liability”) is calculated (in full or in part) using contributions made to the Multiemployer Plan on behalf of hours worked by LW Employees or Former LW Business Employees (“LW Contributions”), the LW Group will be responsible for and liable for the “LW Share” of such Joint Withdrawal Liability. The “LW Share” shall mean the Joint Withdrawal Liability multiplied by a fraction, (a) the numerator of which is the

LW Contributions used to calculate the Joint Withdrawal Liability and (b) the denominator of which is the total contributions to the Multiemployer Plan used to calculate the Joint Withdrawal Liability. For the avoidance of doubt, the LW Share will be a LW Liability. If the Joint Withdrawal Liability is determined using the direct attribution method under Section 4211(c)(4) of ERISA, then this Section 7.3 will be applied by (i) replacing each reference to “the contributions made to the Multiemployer Plan on behalf of hours worked by” with “the unfunded vested benefits attributable to” and (ii) replacing each reference to “total contributions to the Multiemployer Plan” with “total unfunded vested benefits.”

ARTICLE VIII

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 8.1 U.S. Savings Plans.

(a) Except as otherwise provided in the Transition Services Agreement, effective as of the Distribution Date, Lamb Weston or another member of the LW Group will adopt and establish a defined contribution plan that is intended to qualify under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plan and trust, the “LW Spinoff 401(k) Plan”), which will have terms and features (including employer contribution provisions) that are substantially similar to the terms and features of the ConAgra Plans that are defined contribution plans intended to qualify under Section 401(a) of the Code listed on Schedule 8.1(a) (such ConAgra Plans, the “ConAgra 401(k) Plans”) such that (for the avoidance of doubt) each ConAgra 401(k) Plan is substantially replicated by the LW Spinoff 401(k) Plan. From and after the Distribution Date except as otherwise provided in the Transition Services Agreement, Lamb Weston will, or will cause a member of the LW Group to, cause the LW Spinoff 401(k) Plan to cover any LW Employee and Former LW Business Employee who, as of immediately prior to the Distribution Date, participates in or has an account under a ConAgra 401(k) Plan. Except as set forth in the Transition Services Agreement, Lamb Weston or a member of the LW Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the LW Spinoff 401(k) Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the LW Spinoff 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. The LW Spinoff 401(k) Plan will assume liability for all benefits accrued or earned (whether or not vested) by LW Employees and Former LW Business Employees under the corresponding ConAgra 401(k) Plan as of immediately prior to the effective date of the LW Spinoff 401(k) Plan or, if later, the Applicable Transfer Date.

(b) On or as soon as reasonably practicable following the effective date of the LW Spinoff 401(k) Plan or, if later, the Applicable Transfer Date (but not later than 30 days thereafter), ConAgra or another member of the ConAgra Group will cause each ConAgra 401(k) Plan to transfer to the LW Spinoff 401(k) Plan, and Lamb Weston or another member of the LW Group will cause the LW Spinoff 401(k) Plan to accept the transfer of, the accounts (including unvested account balances), related liabilities and related assets in such ConAgra 401(k) Plans attributable to LW Employees and Former LW Business Employees and their respective Plan Payees. The transfer of assets will be in cash or in kind (as determined by the transferor) and include outstanding loan balances and amounts forfeited by Former LW Business Employees that have not yet been reallocated or applied to the payment of contributions or expenses and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. Lamb Weston or a member of the LW Group will be responsible for reimbursing ConAgra or a member of the ConAgra Group for any portion of the unvested account balances transferred to the LW Spinoff 401(k) Plan from a ConAgra 401(k) Plan that are forfeited by a LW Employee after such transfer.

(c) Except as otherwise provided in the Transition Services Agreement, on or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), Lamb Weston or a member of the LW Group will cause the accounts (including unvested account balances), related liabilities, and related assets in the LW Spinoff 401(k) Plan attributable to any ConAgra Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the applicable ConAgra 401(k) Plan(s). ConAgra or another member of the ConAgra Group will cause the applicable ConAgra 401(k) Plan(s) to accept such transfer of accounts, liabilities and assets.

(d) From and after the Distribution Date, except as specifically provided in paragraph (c) above, Lamb Weston and the LW Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the LW Spinoff 401(k) Plan, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, except as otherwise provided in the Transition Services Agreement, the LW Spinoff 401(k) Plan will, to the extent required by Law and the terms of the LW Spinoff 401(k) Plan, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the LW Group and whose employment with ConAgra or any of its Affiliates, or a member of the ConAgra Group, terminated on or before the Distribution Date at a time when such individual’s benefits under the applicable ConAgra 401(k) Plan(s) were not fully vested. Furthermore, except as otherwise provided in the Transition Services Agreement, the LW Spinoff 401(k) Plan will have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the LW Business to the extent required by applicable Law.

Section 8.2 Continuation of Elections. As of the effective date of the LW Spinoff 401(k) Plan or, if later, the Applicable Transfer Date, Lamb Weston (acting directly or through a member of the LW Group) will cause the LW Spinoff 401(k) Plan to recognize and maintain all elections, including investment elections that remain applicable after the Distribution and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to LW Employees and Former LW Business Employees and their respective Plan Payees under the corresponding ConAgra 401(k) Plan.

Section 8.3 Contributions Due. All amounts payable to the ConAgra 401(k) Plans with respect to employee deferrals, matching contributions and employer contributions for LW Employees relating to a time period ending on or prior to the Distribution Date, determined in accordance with the terms and provisions of the applicable ConAgra 401(k) Plan, ERISA and the Code, will be paid by ConAgra or another member of the ConAgra Group to the appropriate ConAgra 401(k) Plan prior to the date of any asset transfer described in Section 8.1(b).

ARTICLE IX

NONQUALIFIED RETIREMENT PLANS

Section 9.1 LW Spinoff NQDC Plans.

(a) Except as otherwise provided in the Transition Services Agreement, effective as of the Distribution Date, Lamb Weston or another member of the LW Group will establish for the benefit of the LW Employees, Former LW Business Employees and LW Directors a nonqualified deferred compensation plan or plans (such plan or plans, the “LW Spinoff NQDC Plans”). The LW Spinoff NQDC Plans will have terms and features (including employer contribution provisions) that are substantially similar to the ConAgra Benefit Plans that are nonqualified deferred compensation plans listed on Schedule 9.1(a) (such plans, the “ConAgra NQDC Plans”) such that (for the avoidance of doubt), the ConAgra NQDC Plans are substantially replicated by the LW Spinoff NQDC Plans. Except as otherwise provided in the Transition Services Agreement, Lamb Weston or a member of the LW Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the LW Spinoff NQDC Plans so that it does not result in adverse Tax consequences under Code Section 409A. The LW Spinoff NQDC Plans will assume liability for all benefits accrued or earned (whether or not vested) by LW Employees, Former LW Business Employees, LW Directors and their respective Plan Payees under the ConAgra NQDC Plans as of immediately prior to the effective date of the LW Spinoff NQDC Plans or, if later, the Applicable Transfer Date. From and after the Distribution Date, Lamb Weston and the LW Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the LW Spinoff NQDC Plans, whether accrued before, on or after the Distribution Date. Furthermore, except as permitted in the Transition Services Agreement, Lamb Weston and the LW Group will have the sole obligation to restore in the LW Spinoff NQDC Plans benefits under the ConAgra NQDC Plans attributable to any lost participants who were formerly employed in the LW Business.

(b) Effective as of the effective date of the LW Spinoff NQDC Plans, ConAgra shall take, or cause a member of ConAgra Group or LW Group to have taken, all action necessary and appropriate to transfer to the LW Group, for the LW Group’s sole use and benefit in complying with its obligations under this Article IX, any and all amounts set aside, in a rabbi trust with respect to the benefits of LW Employees, Former LW Business Employees and LW Directors under the ConAgra NQDC Plans and such amounts will be used only with respect to LW Employees, Former LW Business Employees and LW Directors.

(c) From and after the Distribution Date, ConAgra and the ConAgra Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the nonqualified retirement plans sponsored or maintained by a member of the ConAgra Group (including, but not limited to, the ConAgra NQDC Plans) to the extent such obligations and liabilities are not specifically assumed by a member of the LW Group or the LW Spinoff NQDC Plans pursuant to Section 9.1(a).

Section 9.2 No Distributions on Separation. ConAgra and Lamb Weston acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Transaction Documents will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any ConAgra Employee, LW Employee, Former ConAgra Employee, Former LW Business Employee, ConAgra Director or LW Director and, consequently, that the payment or distribution of any compensation to which any ConAgra Employee, LW Employee, Former ConAgra Employee, Former LW Business Employee, ConAgra Director or LW Directors is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the ConAgra Group or the LW Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 9.3 Section 409A. ConAgra and Lamb Weston will cooperate in good faith so that neither the Distribution nor any of the transfers contemplated by this Article IX will result in adverse Tax consequences under Code Section 409A to any current or former employee or director of any member of the ConAgra Group or any member of the LW Group, or their respective Plan Payees, in respect of his or her benefits under any ConAgra Plan or LW Plan.

Section 9.4 Continuation of Elections. As of the effective date of the LW Spinoff NQDC Plans or, if later, the Applicable Transfer Date and as permitted by Code Section 409A, Lamb Weston (acting directly or through a member of the LW Group) will cause the LW Spinoff NQDC Plans to recognize and maintain existing elections, including deferral, payment form elections, and valid (pursuant to the judgment of ConAgra) beneficiary designations with respect to the LW Employees, Former LW Business Employees and LW Directors under the ConAgra NQDC Plans.

Section 9.5 Delayed Transfer Employees. Any LW Transferee will be treated in the same manner as a LW Employee under this Article IX, except that such LW Transferee may experience a separation from service (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. In addition, the ConAgra Group will assume and be solely responsible, pursuant to the terms of the ConAgra NQDC Plans, for any benefits accrued by any ConAgra Transferee under the LW Spinoff NQDC Plans, and the LW Group will have no liability with respect thereto.

ARTICLE X

CONAGRA EQUITY AWARDS

Section 10.1 Outstanding ConAgra Equity Awards.

(a) Each ConAgra Equity Award that is outstanding as of the Distribution will be adjusted as described below, so that each ConAgra Equity Award held by a ConAgra Participant will be adjusted to be an Adjusted ConAgra Equity Award, and each ConAgra Equity Award held by a LW Participant will be adjusted and converted into a LW Equity Award, in each case, unless otherwise provided in this Section 10.1(a); provided, however, that, effective immediately prior to the Distribution, the Human Resources Committee (or such other committee of the ConAgra Board authorized by the ConAgra Board or such other delegate as authorized by the Human Resources Committee or such other committee) may provide for different adjustments with respect to some or all of a holder’s ConAgra Equity Awards. For greater certainty, any adjustments made by the Human Resources Committee (or such other committee of the ConAgra Board authorized by the ConAgra Board or such other delegate as authorized by the Human Resources Committee or such other committee) will be deemed incorporated by reference herein as if fully set forth below and will be binding on the parties hereto and their respective Subsidiaries.

(i) Each ConAgra Option generally will be adjusted in the manner described below, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the applicable ConAgra Equity Plan, so that immediately following the Distribution each ConAgra Option holder who is a ConAgra Participant will hold Adjusted ConAgra Options, and each ConAgra Option holder who is a LW Participant will hold LW Options, in each case, in lieu of the ConAgra Options previously held. The following procedure will generally be applied to each ConAgra Option with the same grant date and exercise price held by each ConAgra Option holder as of the Distribution Date:

(A) Each Adjusted ConAgra Option will have an exercise price equal to the product (rounded up to the nearest cent) of (1) the applicable Option Exercise Price multiplied by (2) a fraction, (a) the numerator of which is the Post-Distribution ConAgra Share Price and (b) the denominator of which is the Pre-Distribution ConAgra Share Price. The number of shares of ConAgra Common Stock subject to the Adjusted ConAgra Options will be equal to the product (rounded down to the nearest whole share) of (1) the number of shares subject to the ConAgra Option held by such ConAgra Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the Post-Distribution ConAgra Share Price. Such Adjusted ConAgra Options will be subject to the same vesting requirements and dates and other terms and conditions as the ConAgra Options to which they relate.

(B) Each LW Option will have an exercise price equal to the product (rounded up to the nearest cent) of (1) the applicable Option Exercise Price multiplied by (2) a fraction, (a) the numerator of which is the LW Share Price and (b) the denominator of which is the Pre-Distribution ConAgra Share Price. The number of shares of SpinCo Common Stock subject to the LW Options will be equal the product (rounded down to the nearest whole share) of (1) the number of shares subject to the ConAgra Option held by such LW Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the LW Share Price. Each LW Option will be subject to the same vesting requirements and other terms and conditions as the ConAgra Option to which it relates.

(ii) With respect to ConAgra RSUs:

(A) ConAgra RSUs held by each ConAgra Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the applicable ConAgra Equity Plan, and will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such ConAgra RSUs immediately prior to the Distribution Date (“Adjusted ConAgra RSUs”). The number of shares of ConAgra Common Stock subject to the Adjusted ConAgra RSUs will be equal to the product (rounded down to the nearest whole share) of (1) the number of shares of ConAgra Common Stock subject to the ConAgra RSU held by the ConAgra Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the Post-Distribution ConAgra Share Price.

(B) ConAgra RSUs held by each LW Participant will, effective as of the Distribution Date and immediately prior to the Distribution, be adjusted and converted into an award of LW RSUs. Pursuant to the adjustments provisions of the applicable ConAgra Equity Plan, the award of LW RSUs will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to such adjusted ConAgra RSUs immediately prior to the Distribution Date. The number of shares of SpinCo Common Stock subject to such LW RSUs for each such LW Participant will be equal to the product (rounded down to the nearest whole share) of (1) the number of shares of ConAgra

Common Stock subject to such ConAgra RSUs held by such LW Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the LW Share Price.

(iii) Each ConAgra Performance Share Award generally will be adjusted in the manner described below, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustments provisions of the applicable ConAgra Equity Plan, so that immediately following the Distribution each ConAgra Performance Share Award holder who is a ConAgra Participant will hold Adjusted ConAgra Performance Share Awards, and each ConAgra Performance Share Award holder who is a LW Participant will hold LW Performance Share Awards, in each case, in lieu of the ConAgra Performance Share Awards previously held.

(A) The following procedure will be applied to each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017, effective as of the Distribution Date and immediately prior to the Distribution:

(1) Each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017 that is not a 162(m) Award held by a ConAgra Participant shall be adjusted into a new performance share award, with respect to the number of shares of ConAgra Common Stock (rounded down to the nearest whole share) determined by multiplying (1) the earned number of shares of ConAgra Common Stock subject to such ConAgra Performance Share Award (as determined pursuant to Section 10.1(a)(iii)(A)(4) below) by (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the Post-Distribution ConAgra Share Price (each, an “Adjusted ConAgra 2015-2017 Non-162(m) Performance Share Award”). Such Adjusted ConAgra 2015-2017 Non-162(m) Performance Share Award shall be subject to the same vesting requirements and dates and other terms and conditions as the ConAgra Performance Shares to which they relate, provided that the vesting criteria applicable to such Adjusted ConAgra 2015-2017 Non-162(m) Performance Share Award shall be adjusted to provide for solely service-based vesting.

(2) Each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017 held by a LW Participant shall be adjusted and converted to a grant of LW Performance Share Awards by SpinCo, with respect to the number of shares of SpinCo Common Stock (rounded down to the nearest whole share) determined by multiplying (1) the earned number of shares of ConAgra Common Stock subject to such ConAgra Performance Share Award (as determined pursuant to Section 10.1(a)(iii)(A)(4) below) by (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the LW Share Price (each, an “LW 2015-2017 Performance Share Award”). Such LW 2015-2017 Performance Share Award shall be subject to the same vesting requirements and dates and other terms and conditions as the ConAgra Performance Shares to which they relate, provided that the vesting criteria applicable to such LW 2015-2017 Performance Share Award shall be adjusted to provide for solely service-based vesting.

(3) Each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017 that is a 162(m) Award held by a ConAgra Participant shall be adjusted into a new performance share award with respect to the number of shares of ConAgra Common Stock (rounded down to the nearest whole share) determined by multiplying (1) the earned number of shares of ConAgra Common Stock subject to such ConAgra Performance Share Award (as determined pursuant to Section 10.1(a)(iii)(A)(4) below) by (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the Post-Distribution ConAgra Share Price (each, an “Adjusted ConAgra 2015-2017 162(m) Performance Share Award”). Such Adjusted ConAgra 2015-2017 162(m) Performance Share Award shall be subject to the same vesting requirements and dates and other terms and conditions as the ConAgra Performance Shares to which they relate, provided that the vesting of such award shall remain subject to the achievement of the threshold earnings per share (EPS) performance goal (the “EPS Goal”), but the other vesting criteria applicable to such Adjusted

ConAgra 2015-2017 162(m) Performance Share Award shall be adjusted to provide for solely service-based vesting.

(4) The determination of whether any portion of a ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017 has been earned shall be based upon the actual achievement of such ConAgra performance objectives (which, for such Performance Share Awards that are 162(m) Awards are the applicable underlying pre-established performance objectives and not the EPS Goal) measured as of the Distribution Date. Such determination will be made by the Human Resources Committee in accordance with the applicable ConAgra Equity Plan, and the 2008 Performance Share Plan. Any portion of a ConAgra Performance Share Award with a performance period relating to fiscal years 2015 to 2017 that has not been earned as of the Distribution Date will be cancelled and forfeited.

(B) Each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2016-2018 or fiscal years 2017-2019 held by a ConAgra Participant shall be adjusted to cover the number of shares of ConAgra Common Stock (rounded down to the nearest whole share) determined by multiplying (1) the target number of shares of ConAgra Common Stock subject to such ConAgra Performance Share Award by (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the Post-Distribution ConAgra Share Price (each, an “Adjusted ConAgra 2016-2018 Performance Share Award” or “Adjusted ConAgra 2017-2019 Performance Share Award,” as applicable). Such Adjusted ConAgra 2016-2018 Performance Share Awards and Adjusted ConAgra 2017-2019 Performance Share Awards shall have the same terms and conditions (including performance-based vesting conditions or requirements) as were applicable under the corresponding ConAgra Performance Share Awards.

(C) Each outstanding ConAgra Performance Share Award with a performance period relating to fiscal years 2016-2018 or fiscal years 2017-2019 held by a LW Participant shall be adjusted and converted to a grant of LW Performance Share Awards by SpinCo (rounded down to the nearest whole share) determined by multiplying (1) the target number of shares of ConAgra Common Stock subject to such ConAgra Performance

Share Award by (2) a fraction, (a) the numerator of which is the Pre-Distribution ConAgra Share Price and (b) the denominator of which is the LW Share Price (each, a “LW 2016-2018 Performance Share Award” or “LW 2017-2019 Performance Share Award,” as applicable). Such LW 2016-2018 Performance Share Awards and LW 2017-2019 Performance Share Awards shall have the same terms and conditions (including performance-based vesting conditions or requirements) as were applicable under the corresponding ConAgra Performance Share Awards.

(b) If an Adjusted ConAgra Equity Award or LW Equity Award is subject to accelerated vesting in connection with a change in control, a change in control will be deemed to have occurred (i) with respect to an Adjusted ConAgra Equity Award, only upon a change in control of ConAgra (as defined in the applicable equity incentive plan or award agreement) and (ii) with respect to a LW Equity Award, only upon a change in control of Lamb Weston (as defined in the applicable equity incentive plan or award agreement). Notwithstanding the foregoing, this Section 10.1(b) will not apply to the extent that it would cause adverse tax consequences under Code Section 409A.

(c) Prior to the Distribution Date, Lamb Weston will establish equity compensation plans, so that upon the Distribution, Lamb Weston will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the corresponding ConAgra Equity Awards (the “LW Equity Plans”). From and after the Distribution Date, each LW Equity Award will be subject to the terms of the applicable Lamb Weston equity compensation plan, the award agreement governing such LW Equity Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, Lamb Weston will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the LW Equity Awards and ConAgra will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Adjusted ConAgra Equity Awards.

(d) In all events, the adjustments provided for in this Section 10.1 will be made in a manner that, as determined by ConAgra, avoids adverse Tax consequences to holders under Code Section 409A.

Section 10.2 Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Employee Matters Agreement, (a) to the extent any of the provisions in this Article X (or any equity award described herein) do not conform with applicable non-U.S. laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (b) the provisions of this Article X may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article X to awards subject to non-U.S. laws.

Section 10.3 Tax Withholding and Reporting.

(a) Except as otherwise required by applicable non-U.S. law, the appropriate member of the ConAgra Group will be responsible for all payroll taxes, withholding and reporting with respect to Adjusted ConAgra Equity Awards held by ConAgra Employees and Former ConAgra Employees. Except as otherwise required by applicable non-U.S. law, the appropriate member of the LW Group will be responsible for all payroll taxes, withholding and reporting with respect to LW Equity Awards held by LW Employees and Former LW Business Employees.

(b) If ConAgra or Lamb Weston determines in its reasonable judgment that any action required under this Article X will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of ConAgra or Lamb Weston, as applicable, ConAgra or Lamb Weston will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(c) Tax deductions with respect to ConAgra Equity Awards and LW Equity Awards will be allocated in accordance with the Tax Sharing Agreement, dated [                 , 2016], by and between ConAgra and SpinCo.

Section 10.4 Employment Treatment.

(a) Continuous employment with the LW Group and the ConAgra Group following the Distribution Date will be deemed to be continuing service for purposes of vesting and exercisability for the LW Equity Awards and the Adjusted ConAgra Equity Awards. However, in the event that a LW Employee terminates employment after the Distribution Date and becomes employed by the ConAgra Group, for purposes of Article X, the LW Employee will be deemed terminated and the terms and conditions of the applicable equity incentive plan under which grants were made will apply. Similarly, in the event that a ConAgra Employee terminates employment after the Distribution Date and becomes employed by the LW Group, for purposes of Article X, the ConAgra Employee will be deemed terminated and the terms and conditions of the equity incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article X only, if an individual is a Delayed Transfer Employee, such individual will not be considered to have terminated on his or her Applicable Transfer Date. In addition, ConAgra Directors and LW Directors will be treated in a similar manner to that described in this Section 10.4(a).

(b) If, after the Distribution Date, ConAgra or SpinCo identifies an administrative error in the individuals identified as holding Adjusted ConAgra Equity Awards or LW Equity Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, ConAgra or SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and ConAgra or SpinCo in the position in which they would have been had the error not occurred.

Section 10.5 Registration. SpinCo will register the shares of SpinCo Common Stock relating to the LW Equity Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

ARTICLE XI

TRANSITION SERVICES,

THIRD-PARTY CLAIMS

Section 11.1 General Principles. From and after the Distribution Date, any services that a member of the LW Group will provide to the members of the ConAgra Group or that a member of the ConAgra Group will provide to the members of the LW Group relating to any Benefit Plans will be set forth in the Transition Services Agreement (and, to the extent provided therein, a member of the LW Group or the ConAgra Group will provide administrative services referred to in this Employee Matters Agreement).

Section 11.2 Third-Party Claims. Any Third-Party Claim relating to the matters addressed in this Employee Matters Agreement shall be governed by the applicable provisions of the Separation Agreement.

ARTICLE XII

INDEMNIFICATION

Section 12.1 Indemnification. All Liabilities assumed by or allocated to SpinCo or the LW Group pursuant to this Employee Matters Agreement will be deemed to be LW Liabilities for purposes of the Separation Agreement, and all Liabilities retained or assumed by or allocated to ConAgra or the ConAgra Group pursuant to this Employee Matters Agreement will be deemed to be Excluded Liabilities for purposes of the Separation Agreement. All such LW Liabilities and Excluded Liabilities shall be governed by the applicable indemnification terms of the Separation Agreement.

ARTICLE XIII

COOPERATION

Section 13.1 Cooperation. Following the date of this Employee Matters Agreement, ConAgra and Lamb Weston will, and will cause their respective Subsidiaries, agents and vendors to, use reasonable best efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that ConAgra and Lamb Weston, as applicable, reasonably determines require the cooperation of both ConAgra and Lamb Weston in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) ConAgra and Lamb Weston will cooperate in coordinating each of their respective payroll systems in connection with the transfers of LW Employees to the LW Group and the Distribution, (b) ConAgra will, and will cause its Subsidiaries to, transfer records to Lamb Weston as reasonably necessary for the proper administration of the LW Benefit Plans, to the extent such records are in ConAgra’s possession, (c) ConAgra and Lamb Weston will share, with each other and with their respective agents and vendors (without obtaining releases unless otherwise required by applicable Law), all employee, participant and beneficiary information necessary for the efficient and accurate administration of the Benefit Plans and Non-U.S. Plans, and (d) ConAgra and Lamb Weston will share such information as is necessary to administer equity awards pursuant to Article X, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Vendor Contracts. Prior to the Distribution, ConAgra and Lamb Weston will use reasonable best efforts to (a) negotiate with the current Third Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third Party administrator agreement, letter of understanding or arrangement that pertains to one or more ConAgra Plan and one or more LW Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to LW Employees and Former LW Business Employees and their respective Plan Payees or, in the alternative, to negotiate with the current Third Party providers to provide substantially similar services to the LW Plans on substantially similar terms under separate contracts with Lamb Weston or the LW Plans and (b) to the extent permitted by the applicable Third Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 14.2 Further Assurances. Prior to the Distribution, if either party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Employee Matters Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other party will provide such service.

Section 14.3 Employment Taxes Withholding Reporting Responsibility. ConAgra and Lamb Weston hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. ConAgra will withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of ConAgra (or a member of the ConAgra Group) and Lamb Weston (or a member of the LW Group) who receive wages on such payroll date.

Section 14.4 Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the ConAgra Group and the LW Group to maintain the confidentiality of any employee information or information held by any benefit plans in accordance with applicable Law will govern the disclosure of employee information among the parties under this Employee Matters Agreement. The ConAgra Group and the LW Group will ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the ConAgra Employees, Former ConAgra Employees, LW Employees and Former LW Business Employees.

Section 14.5 Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement will be construed to create any third-party beneficiary rights in any Person, including without limitation any ConAgra Employees, Former ConAgra Employees, LW Employees and Former LW Business Employees (including any dependent or beneficiary thereof) nor will this Employee Matters Agreement be deemed to amend any benefit plan of ConAgra, Lamb Weston, or their Affiliates or to prohibit ConAgra, Lamb Weston or their respective Affiliates from amending or terminating any benefit plan.

Section 14.6 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution will not be taken or occur except to the extent specifically agreed by the parties.

Section 14.7 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions will apply as if fully set forth herein (references in this Section 14.7 to an “Article” or “Section” will mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference will be references to the Separation Agreement): Section 3.01 (relating to Further Assurances; Efforts to Obtain Consents); Section 3.03 (relating to Access to Information; Cooperation); Section 3.04 (relating to Confidentiality); Sections 3.06 and 3.08 (relating to Privileged Matters and Joint Defense, respectively); Article IV (relating to Indemnification; Limitation of Liability); Article V (relating to Dispute Resolution); and Article VI (relating to Miscellaneous).

Section 14.8 No Representation or Warranty. Each of ConAgra (on behalf of itself and each member of the ConAgra Group) and Lamb Weston (on behalf of itself and each member of the LW Group) understands and agrees that, except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or in any other Transaction Document, no party (including its Affiliates) to this Employee Matters Agreement, the Separation Agreement or any other Transaction Document, makes any representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan or Non-U.S. Plan, compensation arrangement or Employment Agreement, and ConAgra disclaims any and all liability with respect thereto. Except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or any other Transaction Document, none of ConAgra, Lamb Weston or any of their respective Subsidiaries (including their respective Affiliates) makes any representation or warranty about and will not have any Liability for the accuracy of or omissions from any information, documents or materials made available in connection with entering into this Employee Matters Agreement, the Separation Agreement or any other Transaction Documents or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

CONAGRA FOODS, INC.

By:
Name:
Title:

LAMB WESTON HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]